







ANNUAL REPORT OF FINANCIAL CONDITION AS OF DECEMBER 31, 2012







BOSTON PRIVATE BANK & TRUST COMPANY

BostonPrivateBank.com

BOSTON • SAN FRANCISCO • LOS ANGELES

WE ARE RE-DEFINING THE ROLE OF PRIVATE BANKING AND WEALTH MANAGEMENT.



"Today's wealth builders are a larger, more dynamic group of Americans than ever before."

Dear Friend,

At the close of 2012, we are a larger, financially stronger bank, with continued improvements in our credit quality and overall risk profile. Consolidated total assets reached $6.3 billion, an increase of 7% versus last year. Net income was $51.2 million, up 28% from last year. Average deposits increased by 4%, which helped to fund loan demand and improve profitability. Total loans were up 10%. And assets under management ended the year at $3.9 billion, a 10% increase.

The Bank reached a significant milestone in 2012, exceeding $1 billion in Community Reinvestment Act (CRA) lending and investment initiatives over the last twelve years. We remain committed to the communities we serve, providing financing for affordable housing, first-time homebuyers, economic development, social services, community revitalization and small business.

Today's wealth builders are a larger, more dynamic group of Americans than ever before. They are men and women of all ages and backgrounds who are innovating, building and contributing in their professional and personal lives. In 2012, we made significant progress toward our goal of re-defining the role of private banking and wealth management to meet their changing needs. We expanded our comprehensive wealth management platform to include a new Global Diversification Portfolio. The Luxury Institute ranked Boston Private Bank one of the Top Wealth Management Firms in America. And the Bank was voted "The Most Admired Financial Institution" in a survey by the *Boston Business Journal*.

In September, we completed the integration of our Bank under a single brand when our Borel Private Bank & Trust Company in San Francisco began operating as Boston Private Bank & Trust. And in December, we entered into an agreement to sell the Bank's three Pacific Northwest banking offices, which will allow us to focus additional resources on our larger markets including New England, the San Francisco Bay Area and Southern California. In 2013, we will be opening new California offices in Westlake Village, San Jose and Pasadena, and expanding our San Francisco office.

In the year ahead, we remain focused on meeting the complex and diverse financial needs of our clients. I am confident that the expertise and personalized service of our staff will continue to differentiate Boston Private Bank and fuel strategic, profitable growth.

Thank you for your commitment and trust, and please let us know how we can better serve you and the financial needs of your family and business.

Sincerely,

Mark D. Thompson
CEO & President

TOTAL ASSETS REACHED

$6.3 BILLION,

an increase of 7% compared to 2011.

NET INCOME ENDED 2012 AT

$51.2 MILLION,

up 28% from last year.

CAPITAL CONTINUED TO

STRENGTHEN,

with the Bank's Tier I Leverage Ratio increasing to 8.73% compared to 8.25% last year.

ASSETS UNDER MANAGEMENT GREW TO

$3.9 BILLION,

an increase of $370 million, or approximately 10% compared to 2011.

DEPOSITS WERE UP

11%

compared to last year primarily due to high year-end deposit balances of our private partnership clients.

TOTAL LOANS GREW TO

$5.1 BILLION,

an increase of $473 million, or 10% compared to last year.


BOSTON AREA
Beverly
Lexington
Cambridge
Boston
Brookline
Newton
Wellesley
Jamaica Plain
Hingham


SAN FRANCISCO BAY AREA
San Francisco
Burlingame
San Mateo
Palo Alto
Los Altos
San Jose


LOS ANGELES AREA
Granada Hills
Burbank
Encino
Westlake Village
Pasadena
Santa Monica

★ Indicates Offices Opening in 2013



POLICY GROUP

Front Row, Left to Right: *John J. Sullivan, Pilar Pueyo, Mark D. Thompson, Anne L. Randall, George G. Schwartz*
Second Row, Left to Right: *Jennifer M. Willis, Jeremy F. Parker, Gisela A. LoPiano, W. Timothy MacDonald*
Third Row, Left to Right: *Robert C. Buffum, Jr., Gary L. Garber, James C. Brown*
Back Row, Left to Right: *Thomas K. Anderson, Robert J. Nentwig*

POLICY GROUP

Mark D. Thompson
CEO & President

Thomas K. Anderson, CFA
Senior Vice President
Chief Investment Officer

James C. Brown
Executive Vice President
Director of Commercial Banking and Credit Management

Robert C. Buffum, Jr.
Senior Vice President
Chief Credit Officer

Gary L. Garber
Senior Vice President
Chief Information Officer

Gisela A. LoPiano
Senior Vice President
Chief Lending Officer, East Coast

W. Timothy MacDonald, CFA
Executive Vice President
Chief Risk Officer

Robert J. Nentwig
Senior Vice President
Chief Lending Officer, West Coast

Jeremy F. Parker
Senior Vice President
Treasurer

Pilar Pueyo
Senior Vice President
Director of Human Resources

Anne L. Randall
Executive Vice President
Chief Financial & Administrative Officer

George G. Schwartz
Executive Vice President
Chief Operating Officer

John J. Sullivan
Executive Vice President
Investment Management & Residential Mortgage

Jennifer M. Willis
Senior Vice President
Director of Marketing

OUR OFFICES

BOSTON AREA OFFICES

Headquarters/Boston Office
Ten Post Office Square
Boston, Massachusetts 02109
Telephone: 617-912-1900

Back Bay Office
500 Boylston Street
Boston, Massachusetts 02116
Telephone: 617-912-4500

Beverly Office
57 Enon Street, Route 1A
Beverly, Massachusetts 01915
Telephone: 978-922-8000

Brookline Office
1295a Beacon Street
Brookline, Massachusetts 02446
Telephone: 617-739-0002

Hingham Office
7 Central Street
Hingham, Massachusetts 02043
Telephone: 781-740-2405

Jamaica Plain Loan Center
401c Centre Street
Jamaica Plain, Massachusetts 02130
Telephone: 617-524-6050

Kendall Square Office
One Cambridge Center
Cambridge, Massachusetts 02142
Telephone: 617-646-4800

Lexington Office
1666 Massachusetts Avenue
Lexington, Massachusetts 02420
Telephone: 617-912-3600

Newton Centre Office
1223 Centre Street
Newton, Massachusetts 02459
Telephone: 617-646-4850

Prudential Center Office
800 Boylston Street
Boston, Massachusetts 02199
Telephone: 617-912-7300

Seaport Office
157 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: 617-646-4880

Wellesley Office
336 Washington Street
Wellesley, Massachusetts 02481
Telephone: 781-707-7700

SAN FRANCISCO BAY AREA OFFICES

Burlingame Office
1440 Chapin Avenue
Burlingame, California 94010
Telephone: 650-375-6000

Los Altos Office
345 S. San Antonio Road
Los Altos, California 94022
Telephone: 650-917-4600

Palo Alto Office
420 Cowper Street
Palo Alto, California 94301
Telephone: 650-463-8700

San Francisco Office
433 California Street
San Francisco, California 94104
Telephone: 415-402-5900

San Jose Office
60 South Market Street, Suite 100
San Jose, California 95113
Telephone: 408-606-9320

San Mateo Office
160 Bovet Road
San Mateo, California 94402
Telephone: 650-378-3700

LOS ANGELES AREA OFFICES

Burbank Office
333 N. Glenoaks Boulevard
Burbank, California 91502
Telephone: 818-842-9191

Encino Office
16000 Ventura Boulevard
Encino, California 91436
Telephone: 818-501-1700

Granada Hills Office
10820 Zelzah Avenue
Granada Hills, California 91344
Telephone: 818-832-3800

Pasadena Office
(Opening Spring 2013)
345 East Colorado Boulevard
Pasadena, California 91101

Santa Monica Office
520 Broadway
Santa Monica, California 90401
Telephone: 310-899-2620

Westlake Village Office
971 South Westlake Boulevard
Westlake Village, California 91361
Telephone: 805-230-2778

BOSTON PRIVATE BANK & TRUST COMPANY

BostonPrivateBank.com

Boston Private Bank & Trust Company

2012 ANNUAL REPORT OF FINANCIAL CONDITION

Boston Private Bank & Trust Company
CONDENSED BALANCE SHEETS

(Unaudited) *($ In Thousands)*	December 31, 2012	2011*
ASSETS		
Cash and Cash Equivalents	$305,093	$188,102
Investment Securities	686,666	843,957
Commercial and Construction Loans	2,635,246	2,510,031
Residential Loans	1,906,089	1,823,403
Home Equity and Consumer Loans	272,279	315,325
Loans Held for Sale	308,390	12,069
Total Loans	5,122,004	4,660,828
Less: Allowance for Loan Losses	84,057	96,114
Net Loans	5,037,947	4,564,714
Other Assets	239,684	246,316
Total Assets	**$6,269,390**	**$5,843,089**
LIABILITIES & STOCKHOLDER'S EQUITY		
Demand Deposits	$1,352,367	$1,120,412
NOW Accounts	482,647	467,536
Savings & Money Market	2,432,467	2,129,842
Certificates of Deposit	687,991	921,379
Deposits Held for Sale	194,084	—
Total Deposits	5,149,556	4,639,169
Borrowings	524,440	652,618
Other Liabilities	51,234	46,441
Total Liabilities	5,725,230	5,338,228
Stockholder's Equity	544,160	504,861
Total Liabilities & Stockholder's Equity	**$6,269,390**	**$5,843,089**

Boston Private Bank & Trust Company
CONDENSED STATEMENTS OF INCOME

(Unaudited) *($ In Thousands)*	Year Ended December 31, 2012	2011*
Interest Income	$223,215	$229,630
Interest Expense	33,955	43,624
Net Interest Income	189,260	186,006
Provision (Credit) for Loan Losses	(3,300)	13,160
Net Interest Income after Provision	192,560	172,846
Investment Management Fees	23,645	23,553
Banking Fees and Other Income	10,119	15,185
Operating Expenses	149,211	151,768
Income Before Income Taxes	77,113	59,816
Income Tax Expense	25,901	19,697
Net Income	**$51,212**	**$40,119**

Boston Private Bank & Trust Company
SELECTED FINANCIAL DATA

(Unaudited) *($ In Thousands)*	At and for the Year Ended December 31, 2012	2011*
Assets Under Management	$3,941,000	$3,571,000
Return on Average Equity	9.81%	8.31%
Net Interest Margin	3.33%	3.38%
Allowance for Loan Losses/ Total Loans**	1.75%	2.07%
Tier I Leverage Capital Ratio	8.73%	8.25%

*On May 27, 2011, Charter Private Bank, Borel Private Bank & Trust Company, and First Private Bank & Trust merged into Boston Private Bank & Trust Company. Financial statements and data above is presented on a consolidated basis for all periods presented.

**The Allowance for Loan Losses/Total Loans ratio excludes Loans Held for Sale.